      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 2003
                                                   REGISTRATION NO. 333-________
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        --------------------------------

                               EL PASO CORPORATION
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                                    76-0568816
    (State or other jurisdiction of incorporation or                 (I.R.S. Employer Identification No.)
                     organization)

                    EL PASO CORPORATION                                        PEGGY A. HEEG, ESQ.
                     EL PASO BUILDING                                          EL PASO CORPORATION
                   1001 LOUISIANA STREET                                         EL PASO BUILDING
                   HOUSTON, TEXAS 77002                                       1001 LOUISIANA STREET
                      (713) 420-2600                                           HOUSTON, TEXAS 77002
    (Address, including zip code, and telephone number,                           (713) 420-2600
 including area code, of registrant's principal executive       (Name, address, including zip code, and telephone
                         offices)                               number, including area code, of agent for service)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

----------------------------------------------------------------------------------------------------------------------
                                            CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
      TITLE OF EACH               AMOUNT           PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
       CLASS TO BE                TO BE           OFFERING PRICE PER     AGGREGATE OFFERING        REGISTRATION
       REGISTERED               REGISTERED              UNIT(1)                PRICE(1)                FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$3 per share                    1,739,264                $9.33               $16,227,334              $1,314
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices on June 6, 2003, as reported by the New York Stock Exchange.

                              --------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED JUNE 9, 2003

PROSPECTUS

                                1,739,264 SHARES

                               EL PASO CORPORATION

                                  COMMON STOCK

         This prospectus relates to 1,739,264 shares of our common stock. We issued and contributed the shares, which we refer to as the "contributed shares," to the El Paso Corporation Benefits Protection Trust, for the purpose of securing payment of liabilities under certain of our employee benefit plans.

         The contributed shares may be offered for sale at any time and from time to time by Deutsche Bank Trust Company Americas, and any successor trustee, as trustee for the El Paso Corporation Benefits Protection Trust. We refer to the trustee, and any successor trustee, and the trust, and any successor in interest to the trust, collectively as the "selling stockholder." We are registering the contributed shares to provide the selling stockholder with freely tradable securities in accordance with the terms of the El Paso Corporation Benefits Protection Trust Agreement, as amended and restated effective as of August 1, 1998, as amended (the agreement and any successor agreement referred to herein as the "Trust Agreement"). We will not receive any of the proceeds from the sale of the contributed shares by the selling stockholder.

         The selling stockholder may sell all or a portion of the contributed shares from time to time on any stock exchange, market or trading facility on which the shares are traded, in negotiated transactions or otherwise, and at prices which will be determined by the prevailing market price for the contributed shares or in negotiated transactions.

         Our common stock is listed on the New York Stock Exchange under the symbol "EP." On June 6, 2003, the closing sale price of our common stock, as reported by the NYSE, was $9.33 per share.

                  --------------------------------------------

         YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.

                  --------------------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is        , 2003.

                                TABLE OF CONTENTS

Risk Factors .................................................................................................... 1
Cautionary Statement Regarding Forward-Looking Statements........................................................ 2
Where You Can Find More Information.............................................................................. 3
El Paso Corporation.............................................................................................. 5
Use of Proceeds.................................................................................................. 6
Selling Stockholder.............................................................................................. 6
Plan of Distribution............................................................................................. 7
Legal Matters.................................................................................................... 7
Experts.......................................................................................................... 7

         THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT EL PASO THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM US WITHOUT CHARGE, EXCLUDING ANY EXHIBITS TO THOSE DOCUMENTS UNLESS THE EXHIBIT IS SPECIFICALLY INCORPORATED BY REFERENCE AS AN EXHIBIT IN THIS DOCUMENT. YOU CAN OBTAIN DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BY REQUESTING THEM IN WRITING OR BY TELEPHONE FROM US AT THE FOLLOWING ADDRESS:

                               EL PASO CORPORATION
                          OFFICE OF INVESTOR RELATIONS
                                EL PASO BUILDING
                              1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                          TELEPHONE NO.: (713) 420-2600

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, THESE SECURITIES ONLY, AND THIS PROSPECTUS MAY BE USED ONLY, IN JURISDICTIONS WHERE OFFERS AND SALES OF THESE SECURITIES ARE PERMITTED. THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS MAY BE ACCURATE ONLY ON THE DATE OF THE DOCUMENT CONTAINING THE INFORMATION.

                                 RISK FACTORS

         Before you invest in our common stock, you should read the risks, uncertainties and factors that may adversely affect us that are discussed under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors and Cautionary Statement For Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995" in our Annual Report on Form 10-K for the year ended December 31, 2002, as amended, which is incorporated by reference into this prospectus, as well as the following additional risk factors.

WE MAY HAVE DIFFICULTY ACCESSING CAPITAL ON ATTRACTIVE TERMS OR AT ALL.

         In response to the occurrence of several recent events, including the September 11, 2001 terrorist attack on the United States, the ongoing war against terrorism by the United States, the bankruptcy of Enron Corp., one of our major competitors, and the war in Iraq, the financial markets have been disrupted in general, and the availability and cost of capital for our business and that of our competitors has been adversely affected. In addition, the bankruptcy of Enron and the decline in the energy trading industry have caused the credit ratings agencies to review the capital structure and earnings power of energy companies, including ours. Our credit ratings are important to us, and credit downgrades or rating agency actions have an impact on our ability to access capital and the costs of that capital. In December 2001, we announced our balance sheet enhancement plan to strengthen our capital structure and enhance our liquidity. In May 2002, we announced our strategic repositioning plan to limit our investment in and exposure to energy trading and to increase our investment in our core natural gas businesses. These plans were specifically designed to maintain or even improve our credit ratings. Through a series of ratings actions in the third and fourth quarters of 2002, Moody's and Standard and Poor's downgraded our senior unsecured debt to Ba2 and BB-, respectively (both "below investment grade" ratings), and stated that our ratings outlook is negative. Moody's and Standard and Poor's ratings actions required us to post additional cash and other collateral in connection with several of our existing contractual obligations, including obligations related to our commercial trading activities and our financial guarantees and other financing arrangements. On February 5, 2003, we announced our 2003 Operational and Financial Plan pursuant to which we will continue to seek additional asset sales in order to further strengthen our financial position. During February 2003, the ratings assigned to our senior unsecured debt were further downgraded, to Caa1 by Moody's and B by Standard & Poor's, and we remain on negative outlook at both agencies. Our business is capital intensive, and achievement of our growth targets is dependent, at least in part, upon our ability to access capital at rates and on terms we determine to be attractive. If our ability to access capital becomes significantly constrained, our financial condition and future results of operations could be significantly adversely affected.

WE MAY NOT ACHIEVE ALL OF THE OBJECTIVES SET FORTH IN OUR 2003 OPERATIONAL AND FINANCIAL PLAN IN A TIMELY MANNER OR AT ALL.

         Our ability to achieve the stated objectives of our 2003 Operational and Financial Plan, as well as the timing of their achievement, if at all, is subject to factors beyond our control, including our ability to raise cash from asset sales, which may be impacted by our ability to locate potential buyers in a timely fashion and obtain a reasonable price or by competing assets sales programs by our competitors. If we fail to timely achieve that plan, our liquidity or financial position could be materially affected.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         We have made statements in this document and the documents that are incorporated by reference into this document that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Forward-looking statements include information concerning our possible or assumed future results of operations. These statements may relate to, but are not limited to, information or assumptions about earnings per share, capital and other expenditures, dividends, financing plans, capital structure, cash flow, pending legal and regulatory proceedings and claims, including environmental matters, future economic performance, operating income, cost savings, management's plans, goals and objectives for future operations and growth and markets for our stock. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should" or similar expressions. You should understand that these forward-looking statements are estimates that reflect the best judgment of our senior management and are not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

         For a description of certain risks relating to us and our business, see "Risk Factors" beginning on page 1 of this document and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors and Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995" in our 2002 Annual Report on Form 10-K, which is incorporated herein by reference. In addition, we can give you no assurance that:

     o we have correctly identified and assessed all of the factors affecting our businesses;

     o the publicly available and other information with respect to these factors on which we have based our analysis is complete or correct;

     o   our analysis is correct; or

     o our strategies, which are based in part on this analysis, will be successful.

         Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date of this document, or, in the case of documents incorporated by reference, the date of those documents.

         All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless the securities laws require us to do so.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

         In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the SEC's public reference room, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet world wide website that contains reports, proxy statements and other information about issuers, including El Paso, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

         We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. This important information is not included in or delivered with this prospectus. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. The documents listed below and incorporated by reference into this prospectus contain important information about El Paso and its financial condition. Some of these filings have been amended by later filings, which are also listed.

     o Annual Report on Form 10-K for the year ended December 31, 2002 and Amendment No. 1 thereto filed on Form 10-K/A on April 30, 2003.

     o Quarterly Report on Form 10-Q for the three months ended March 31, 2003.

     o Current Reports on Form 8-K, dated January 8, 2003, January 9, 2003, February 6, 2003, February 10, 2003, February 11, 2003, February 12, 2003, February 13, 2003, February 18, 2003, February 25, 2003, March 3,
         2003, March 13, 2003, March 18, 2003, March 21, 2003, March 28, 2003,
         April 7, 2003, April 16, 2003, April 18, 2003, April 23, 2003, April
         24, 2003, April 30, 2003, May 13, 2003 and June 5, 2003.

     o Definitive Proxy Statement relating to the 2003 Annual Meeting of Stockholders.

     o The description of our capital stock contained in our registration statement on Form 8-A, dated April 5, 2001.

         We also disclose information about us through current reports on Form 8-K that are furnished to the SEC to comply with Regulation FD. This information disclosed in these reports is not considered to be "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, is not subject to the liabilities of that section and is not incorporated by reference herein.

         All documents filed by us with the SEC from the date of this prospectus to the end of the offering of the common stock under this prospectus shall also be deemed to be incorporated herein by reference.

         You can obtain any of the documents listed above or any additional documents that we may file with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements, through us or from the SEC through the SEC's website at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit into this document. You can obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address:

                               El Paso Corporation
                          Office of Investor Relations
                                El Paso Building
                              1001 Louisiana Street
                              Houston, Texas 77002
                          Telephone No.: (713) 420-2600


         WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS DOCUMENT OR IN OUR DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

         IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

         THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                               EL PASO CORPORATION

         We are an energy company originally founded in 1928 in El Paso, Texas. Our principal operations include:

     o   natural gas transportation, gathering, processing, and storage;

     o   natural gas and oil exploration, development and production;

     o   power generation;

     o   energy and energy-related commodities and product marketing;

     o   energy infrastructure facility development and operation;

     o   petroleum refining; and

     o   chemicals production.

         Our operations are segregated into four primary business segments:
Pipelines, Production, Field Services and Merchant Energy. These segments are strategic business units that provide a variety of energy products and services. We manage each segment separately, and each segment requires different technology and marketing strategies.

         Our Pipelines segment owns or has interests in approximately 60,000 miles of interstate natural gas pipelines in the U.S. and internationally. In the U.S., our systems connect the nation's principal natural gas supply regions to the five largest consuming regions in the U.S.: the Gulf Coast, California, the Northeast, the Midwest and the Southeast. These pipelines represent one of the largest integrated coast-to-coast mainline natural gas transmission systems in the U.S. Our U.S. pipeline systems also own or have interests in approximately 440 Bcf of storage capacity used to provide a variety of services to our customers and own and operate a liquefied natural gas (LNG) terminal at Elba Island, Georgia. Our international pipeline operations include access between our U.S. based systems and Canada and Mexico as well as interests in three operating natural gas transmission systems in Australia.

         Our Production segment conducts our natural gas and oil exploration and production activities. Domestically, we lease approximately 4 million net acres in 16 states, including Louisiana, Oklahoma, Texas and Utah, and in the Gulf of Mexico. We also have exploration and production rights in Australia, Bolivia, Brazil, Canada, Hungary, Indonesia and Turkey. During 2002, daily equivalent natural gas production exceeded 1.6 Bcfe/d, and our reserves at December 31, 2002, were approximately 5.2 Tcfe.

         Our Field Services segment conducts our midstream activities. Our primary asset in this segment is our investment in GulfTerra Energy Partners L.P. (GulfTerra), formerly El Paso Energy Partners. GulfTerra is a publicly traded master limited partnership for which our subsidiary serves as general partner. We also own 21 processing plants and related gathering facilities located in the south Texas, south Louisiana and Rocky Mountain regions.

         Our Merchant Energy segment consists of three primary divisions: global power, petroleum and energy trading. We are a significant owner of electric generating capacity and own or have interests in 88 power plants in 18 countries. We operate three refineries that have the capacity to process approximately 438 MBbls of crude oil per day and produce a variety of petroleum products. We also produce agricultural and industrial chemicals at four facilities in the U.S. and one in Canada. On November 8, 2002, we announced our plan to exit the energy trading business and pursue an orderly liquidation of our trading portfolio as a result of diminishing business opportunities and higher capital costs for this activity. On February 5, 2003, we announced our intent to sell our remaining petroleum and chemicals assets, except for our Aruba refinery, as well as reduce our involvement in the LNG business. On April 23, 2003, we announced that we would pursue the sale of our Aruba refinery in addition to our previously announced petroleum asset sales.

         Our principal executive offices are located in the El Paso Building, located at 1001 Louisiana Street, Houston, Texas 77002, and our telephone number at that address is (713) 420-2600.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the contributed shares offered by this prospectus. The selling stockholder will receive all of the proceeds. We will bear the costs of registering the contributed shares under the Securities Act


                               SELLING STOCKHOLDER

         We maintain the El Paso Corporation Benefits Protection Trust for the purpose of securing payment of liabilities under certain of our employee benefit plans. The trust consists of a trustee expense account, which is used to pay the fees and expenses of the trustee, and a benefit account, which is used to make payments to participants and beneficiaries in the participating plans. After a change in control (as defined in the Trust Agreement), the selling stockholder may, at its discretion, sell any or all of the contributed shares held in the benefit account. The net proceeds from all such sales will be used to discharge and pay the obligations described above.

         The trust is revocable by us at any time before a "threatened change in control" (which is generally defined to include the commencement of actions that would lead to a "change in control") as to assets held in the trustee expense account, but is not revocable as to assets held in the benefit account at any time. The trust generally becomes fully irrevocable as to assets held in the trust upon a threatened change in control. The trust is a grantor trust for federal tax purposes, and assets of the trust are subject to claims by our general creditors in preference to the claims of plan participants and beneficiaries.

         The trust generally may be amended or terminated at any time, provided that no amendment or termination may result, directly or indirectly, in the return of any assets of the benefit account to us prior to the satisfaction of all liabilities under the participating plans, and no amendment may be made unless we, in our reasonable discretion, believe that such amendment would have no material adverse effect on the amount of benefits payable under the trust to participants. In addition, no amendment may be made after the occurrence of a change in control which would (i) permit us to withdraw any assets from the trustee expense account, (ii) directly or indirectly reduce or restrict the trustee's rights and duties under the trust, or (iii) permit us to remove the trustee following the date of the change in control.

         As of the date of this prospectus, the trust beneficially owned 1,739,264 shares of our common stock. The selling stockholder may sell up to 1,739,264 shares of our common stock pursuant to this offering, and assuming that all such contributed shares are sold, the trust will beneficially own none of the outstanding shares of our common stock after this offering. However, the selling stockholder may sell all, some or none of the contributed shares. Accordingly, we cannot provide an estimate of the number of shares of our common stock that the selling stockholder will hold in the future. The address for the trustee is Deutsche Bank, Attention: Jaclyn Winter, 280 Park Avenue, 9 West, New York, NY 10017.

                              PLAN OF DISTRIBUTION

         The selling stockholder may, at any time and from time to time, sell any or all of the shares of common stock offered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may offer the shares:

     o   directly to purchasers;

     o   to or through underwriters;

     o   through dealers, agents or institutional investors; or

     o   through a combination of such methods.


                                  LEGAL MATTERS

         The validity of our common stock offered hereby and certain other legal matters will be passed upon for us by Locke Liddell & Sapp LLP.


                                     EXPERTS

         The consolidated financial statements and financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K of El Paso for the year ended December 31, 2002, except as they relate to El Paso CGP Company and subsidiaries (formerly The Coastal Corporation) as of December 31, 2000 and for the year then ended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements and financial statement schedule of El Paso CGP Company and subsidiaries (formerly The Coastal Corporation) for the year ended December 31, 2000 not separately incorporated herein by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         Information related to our estimated proved natural gas and oil reserves as of December 31, 2002 incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year then ended, have been so incorporated in reliance on a reserve report dated January 1, 2003, generated by us and reviewed by Huddleston & Co., Inc., independent petroleum engineers.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered. The expenses shall be paid by the registrant.

            SEC registration fee...........................$1,300
            Legal fees and expenses.........................8,000
            Accounting fees and expenses....................5,000
            Miscellaneous...................................3,000

            Total.........................................$17,300


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

         Article X of the by-laws of El Paso requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the by-laws of El Paso provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer or employee of El Paso, such person is or was serving at the request of El Paso as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. The by-laws of El Paso also provide that El Paso may, by action of its board of directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers. El Paso has entered into indemnification agreements with each of its directors to provide contractual rights to indemnification and advancement of expenses as provided under Delaware law and the by-laws of El Paso.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which the director derived an improper personal benefit.

         Article 10 of El Paso's restated certificate of incorporation, as amended, provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of El Paso shall not be liable to El Paso or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of El Paso for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         El Paso maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of El Paso and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended ("Securities Act") for acts or omissions by such persons while acting as directors or officers of El Paso and/or its subsidiaries, as the case may be.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a)   Exhibits.


EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------

4.1 Restated Certificate of Incorporation of El Paso, as filed with the Delaware Secretary of State on February 7, 2001 as amended on May 23, 2002 (Exhibit 3.A to our Registration Statement on Form 8/A filed June 19, 2002).
4.2 By-Laws of El Paso effective as of December 31, 2002 (Exhibit 3.B to our Form 10-K for the year ended December 31, 2002).
*5.1 Opinion of Locke Liddell & Sapp LLP regarding the validity of the securities registered hereby.
*23.1    Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1).
*23.2    Consent of PricewaterhouseCoopers LLP.
*23.3    Consent of Deloitte & Touche LLP.
*23.4    Consent of Huddleston & Co., Inc.
*24.1    Power of Attorney (included on signature page).

---------------------
* Filed herewith


         All supporting schedules have been omitted because they are not required or the information required to be set forth therein is included in the consolidated financial statements or in the notes thereto.

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 9, 2003.

                                          EL PASO CORPORATION


                                                   By: /s/ Ronald L. Kuehn, Jr.
                                                      -------------------------
                                                   Ronald L. Kuehn, Jr.
                                                   Chairman of the Board and
                                                   Chief Executive Officer


                                POWER OF ATTORNEY

            Each person whose individual signature appears below hereby authorizes D. Dwight Scott and Peggy A. Heeg, and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                      Title                                Date
                 ---------                                      -----                                ----
/s/ Ronald L. Kuehn, Jr.                               Chairman of the Board,                    June 9, 2003
------------------------------------            Chief Executive Officer and Director
Ronald L. Kuehn, Jr.                                (Principal Executive Officer)

/s/ D. Dwight Scott                              Executive Vice President and Chief              June 9, 2003
------------------------------------                      Financial Officer
D. Dwight Scott                                     (Principal Financial Officer)

/s/ Jeffrey I. Beason                           Senior Vice President and Controller             June 9, 2003
------------------------------------               (Principal Accounting Officer)
Jeffrey I. Beason

/s/ Byron Allumbaugh                                          Director                           June 9, 2003
------------------------------------
Byron Allumbaugh

/s/ John M. Bissell                                           Director                           June 9, 2003
------------------------------------
John M. Bissell

/s/ Juan Carlos Braniff                                       Director                           June 9, 2003
------------------------------------
Juan Carlos Braniff

/s/ James L. Dunlap                                           Director                           June 9, 2003
------------------------------------
James L. Dunlap

                                                              Director
------------------------------------
James F. Gibbons

/s/ Robert W. Goldman                                         Director                           June 9, 2003
------------------------------------
Robert W. Goldman

                 Signature                                      Title                                Date
                 ---------                                      -----                                ----
/s/ Anthony W. Hall, Jr.                                      Director                           June 9, 2003
------------------------------------
Anthony W. Hall, Jr.


/s/ J. Carleton MacNeil, Jr.                                  Director                           June 9, 2003
------------------------------------
J. Carleton MacNeil, Jr.


/s/ Thomas R. McDade                                          Director                           June 9, 2003
------------------------------------
Thomas R. McDade


                                                              Director
------------------------------------
J. Michael Talbert


/s/ Malcolm Wallop                                            Director                           June 9, 2003
------------------------------------
Malcolm Wallop


/s/ John L. Whitmire                                          Director                           June 9, 2003
------------------------------------
John L. Whitmire


/s/ William A. Wise                                           Director                           June 9, 2003
------------------------------------
William A. Wise


/s/ Joe B. Wyatt                                              Director                           June 9, 2003
------------------------------------
Joe B. Wyatt

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------

4.1 Restated Certificate of Incorporation of El Paso, as filed with the Delaware Secretary of State on February 7, 2001 as amended on May 23, 2002 (Exhibit 3.A to our Registration Statement on Form 8/A filed June 19, 2002).
4.2 By-Laws of El Paso effective as of December 31, 2002 (Exhibit 3.B to our Form 10-K for the year ended December 31, 2002).
*5.1 Opinion of Locke Liddell & Sapp LLP regarding the validity of the securities registered hereby.
*23.1    Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1).
*23.2    Consent of PricewaterhouseCoopers LLP.
*23.3    Consent of Deloitte & Touche LLP.
*23.4    Consent of Huddleston & Co., Inc.
*24.1    Power of Attorney (included on signature page).

---------------------
* Filed herewith